` Exhibit 99.2

1

2

To Our Shareholders Q3’22 marked another strong quarter for ZipRecruiter amidst a continuing backdrop of cooling macroeconomic conditions. Revenue of $227.0 million exceeded the high end of our quarterly guidance by $4.0 million and represented a year-over-year increase of 7%. We generated Net Income of $20.6 million, or a 9% Net Income Margin. Adjusted EBITDA of $51.7 million was also above the high end of our guidance range and represented an Adjusted EBITDA margin of 23%. This was a four percentage point increase from our Q2’22 Adjusted EBITDA margin of 19%, demonstrating the flexibility of our business model and disciplined capital management during periods of macroeconomic change. We are increasing the midpoints of our 2022 guidance to $900 million in revenue and to $176 million in Adjusted EBITDA. This increased 2022 guidance translates to 21% annual revenue growth and a 20% Adjusted EBITDA margin. Despite resiliency in some sectors1, such as healthcare, travel and retail, overall demand for labor in the US has continued to ease. This changing economic environment provides significant opportunities for us to strengthen our marketplace. First, as the labor market cools, we expect job seeker activity to increase. We see this as a tailwind for our ongoing investments into our job seeker product and brand awareness. We believe proving the value of our marketplace to job seekers during their time of need will create enduring loyalty. Second, we see employers being more selective in their hiring. Many employers will adapt to the changing economic environment by shifting from volume-based hiring goals to quality-based hiring goals, seeking out solutions with the best matching technology to help them identify and recruit standout candidates. We believe ZipRecruiter is ideally positioned to take advantage of employers’ rising candidate standards. 1 Based on ZipRecruiter internal data when looking at the quarter-over-quarter change in job postings by industry. The count of job postings aggregates job listings from thousands of websites, which are de-duplicated based on company name, job title, and location. One job posting does not necessarily equate to one position since a single posting may advertise multiple vacancies, and multiple postings in separate locations may advertise a single vacancy. 3

Third Quarter 2022 Key Results Revenue $227.0 million 7% y/y Quarterly Paid Employers2 135.7K (20)% y/y Revenue per Paid Employer2 $1,673 33% y/y Gross Margin 90% Net Income $20.6 million Net Income Margin 9% Adjusted EBITDA2 $51.7 million Adjusted EBITDA Margin2 23% Financial Outlook Q4’22 FY’22 Revenue $203 - $209 million (8)% - (5)% y/y $897 - $903 million 21% - 22% y/y Adjusted EBITDA2 Adjusted EBITDA margin $39 - $45 million 19% - 22% $173 - $179 million 19% - 20% 2 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. 4

Growth Strategies and Recent Progress In Q3’22, we continued to make progress against the three key pillars of our strategy: 1) increase the number of employers in our marketplace, 2) increase the number of job seekers in our marketplace, and 3) make our matching technology smarter over time. Growth Strategy #1: Increase the number of employers in our marketplace With more applicants per open job and more cost pressure being put on hiring companies, many employers will look to shift recruiting budgets from more expensive offline alternatives to efficient online recruiting tools. ZipRecruiter has always provided a streamlined applicant tracking system (ATS) to small and medium-sized businesses as part of their job posting subscription. To help manage their candidate pipeline with even greater ease, in Q3 we redesigned the way in which employers review and manage candidates across all stages of the hiring process. Employers can now easily view all applicants, grouped by stage in their hiring pipeline, quickly view each applicant’s details, and efficiently move candidates through the hiring flow. After only a few short months, over 30% of eligible employers have used the workflow enhancements to manage their applicants. We also made several major improvements to products geared toward our larger enterprise customers. Applying to jobs can be an arduous process where job seekers have to create profiles and fill out applications on several different applicant tracking systems or career sites. Our ZipApply product seamlessly connects an employer’s external applicant tracking system to our marketplace, providing an easier application process for job seekers. With ZipApply enabled, our customers see 3x higher conversion rates on their jobs. As of Q3 we now have integrations with over 140 applicant tracking systems. Total paid employers decreased to 136 thousand in Q3’22 from 157 thousand in Q2’22, reflecting the cooling hiring environment particularly impacting small and medium-sized businesses. However, continued improvement in ZipRecruiter’s employer-focused features and our focus on larger enterprise customers resulted in an all-time high Revenue per Employer of $1,673 in Q3’22, up 33% year-over-year. Performance-based revenue, which is driven by our larger enterprise customers, increased by 29% year-over-year. Performance-based revenue comprised 23% of total revenue, up from 19% in Q3’21. Growth Strategy #2: Increase the number of job seekers in our marketplace We’ve been making significant investments in building the job seeker side of our marketplace, through both product innovation and brand marketing. 5

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Last quarter we released our first end-to-end job seeker experience, featuring our AI-enabled personal recruiter, Phil. This represented an early but important step in simplifying the often lengthy and uncertain process of finding a job. Phil engages with job seekers, using their feedback to curate the job search experience based on the urgency of their search, the type of job desired, and geographic area where a job seeker is looking to work. Job seekers told us how they felt about Phil through their actions: new users coming through our Phil-based experience were **2.7 times more likely to complete their registration**, compared to our prior job seeker onboarding experience.


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Senior Product Designer
ZipRecruiter
Jan 2011-Dec 2013
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Many job seekers, however, are not ready to start a focused job search right away. **Over 50% of new job seekers come to ZipRecruiter not knowing the specific type of job they want.** Phil now engages with job seekers who do not know how to begin their search to better understand the type of work they would prefer. The discovery process opens up the aperture of job recommendations, giving job seekers visibility to roles they may previously have struggled to find. This also benefits employers, as their jobs are exposed to a broader set of qualified candidates who we believe will be a strong match given their skills and interests.

Fine tuning job seeker matches comes from a combination of how job seekers react to jobs in our marketplace, and from the information we gather in their job seeker profile. While Phil's intuitive, conversational approach has been a great way to encourage job seekers to share information, in Q3 we made it possible for job seekers to build and update their profile from their email, using AMP technology. With this addition, **we have more than doubled the rate at which job seekers complete their profiles**. Job seekers completing just over half of their profile are 10x more likely to receive an invitation to apply to a job.

Q3 2022 Shareholder Letter
6

Growth Strategy #3: Make our matching technology smarter over time

At the core of our mission of connecting people to their next great opportunity is bringing employers and job seekers together through proven matching technology.



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We deliver great matches to job seekers by developing a deep understanding of who they are. We build this understanding through observation of a variety of factors (like where and what type of jobs a seeker searches for, or who the job seeker looks like that we've seen before.) Job seekers can now actively train ZipRecruiter on the jobs they prefer by reviewing and providing feedback on a set of potential opportunities. **Job seekers completing this job calibration process receive 2x more invitations to apply to jobs.**

We also enhanced the algorithms which drive our Invite to Apply product. Invite to Apply allows employers to identify strong fit potential candidates and invite them to apply to their job. In Q3 we updated the entire meta-learning model to include an algorithmically-driven prediction of a job seeker's likelihood of applying. This update resulted in both an **8% increase in invites sent** by the average employer and a **15% increase in the number of responses received**.

Q3 2022 Shareholder Letter

7

Investing in our people and community

During Q3'22, ZipRecruiter partnered with a non-profit in Chicago called Cradles to Crayons. Cradles to Crayons provides children from birth through age 12, living in homeless or low-income situations, with the essential items they need to thrive – at home, at school and at play. They provide high-quality clothing, books, school supplies, hygiene products, and more. **Our team helped put together 1,000 hygiene kits, which will go to children ages 3-9 who are living in a low-income environment.**

At ZipRecruiter, we are committed to not only doing meaningful work but also creating an impact in the everyday lives of our employees and communities through sharing who we are. In October, we initiated a Breast Cancer Awareness campaign, where several employees were able to share their personal stories about their experience with breast cancer. These fearless individuals inspire us every day, and through these stories, they help us foster an environment of support and vulnerability. We are proud of our supportive workplace where we continue to learn from one another.

ZipRecruiter has once again received awards recognizing us among the best places to work. In October, ZipRecruiter was selected amongst thousands of companies for **Newsweek's Top 100 Most Loved Workplaces list for 2022**. This is a list that includes some of the best employers in the country and we are honored to have placed in the top ten, demonstrating our continued commitment to our employees.


AMERICA'S
MOST LOVED WORKPLACES
2022 Newsweek 2022
CERTIFIED BY Best Practice Institute

Lastly, ZipRecruiter won four new Comparably awards. **ZipRecruiter won Comparably awards for "Happiest Employees," "Best Company Compensation," "Best Company Work-Life Balance," and "Best Company Perks & Benefits."** As we grow, we will continue to work on improving our employee experience and ensuring ZipRecruiter is a place where employees feel valued every day. We are delighted to win these awards and they represent our commitment to our mission, our employees and our communities.


2022
Best Company
HAPPINESS


2022
Best Company
COMPENSATION


2022
Best Company
WORK-LIFE BALANCE


2022
Best Company
PERKS & BENEFITS

Q3 2022 Shareholder Letter

8

Q3’22 Financial Discussion Revenue Revenue for Q3’22 was $227.0 million, up 7% year-over-year and down 5% quarter-over-quarter. A softening hiring environment resulted in fewer Quarterly Paid Employers, causing the sequential decrease in revenue. Long-term investments in product and matching technology paid off as we delivered more value to employers, increasing revenue year-over-year. Quarterly Paid Employers We had 135,703 Quarterly Paid Employers in Q3’22, down 20% year-over-year and down 13% sequentially. A cooling labor market drove the sequential decrease in Q3 as employers continue to feel the impact of rising operating expenses and other macroeconomic headwinds. Revenue per Paid Employer Revenue per Paid Employer for Q3’22 was $1,673, up 33% year-over-year and up 9% sequentially. Employers' willingness to pay continued to grow in Q3’22 as our product continued to improve. Employers of all sizes gained confidence they could pay more to get more by investing in upsells and increasing their effective bid in our marketplace. Gross Profit and Margin Gross profit for Q3’22 was $205.1 million, up 8% year-over-year and down 6% sequentially. The decrease quarter-over-quarter and increase year-over-year were both driven by the respective changes in revenue. Gross margin remained strong at 90%, demonstrating our ability to scale revenue over time while containing service fulfillment costs. 9

Operating Expenses Total operating expenses for Q3’22 were $175.7 million, compared to $172.4 million in Q3’21 and $193.1 million in Q2’22. The increase in total operating expenses year-over-year was largely due to higher employee-related expenses, partially offset by lower marketing expenses. The decrease in total operating expenses quarter-over-quarter was primarily due to lower sales and marketing expenses as we adjusted marketing investment levels given current macroeconomic conditions. Sales and Marketing (S&M) expenses were $112.6 million in Q3’22, or 50% of revenue, compared to $112.2 million, or 53% of revenue, in Q3’21, and $136.6 million, or 57% of revenue, in Q2’22. The sequential decrease in sales and marketing expense was primarily driven by lower investment in media marketing in the current quarter. The increase in sales and marketing expense year-over-year was primarily driven by higher employee-related expenses partially offset by a lower investment in media marketing. Research and Development (R&D) expenses were $33.0 million in Q3’22, or 15% of revenue, compared to $27.2 million, or 13% of revenue, in Q3’21, and $30.9 million, or 13% of revenue, in Q2’22. The increase in research and development expenses quarter-over-quarter and year-over-year was primarily driven by an increase in product and engineering headcount-related expenses in the current quarter. General and Administrative (G&A) expenses were $30.1 million in Q3’22, or 13% of revenue, compared to $33.1 million, or 16% of revenue, in Q3’21, and $25.5 million, or 11% of revenue, in Q2’22. The sequential increase in general and administrative expenses was primarily driven by an increase in headcount-related expenses in the current quarter. The decrease in general and administrative expenses year-over-year was primarily driven by a non-recurring $6.8 million expense for non-income tax, in the prior year. Net Income and Adjusted EBITDA Net income in Q3’22 was $20.6 million, compared to net income of $22.1 million in Q3’21 and net income of $13.1 million in Q2’22. Adjusted EBITDA was $51.7 million, equating to an Adjusted 10

EBITDA margin of 23%, in Q3'22, compared to $42.5 million, with a margin of 20%, in Q3'21 and $45.4 million, with a margin of 19%, in Q2'22. The decrease in Net Income year-over-year was primarily due to an increase in interest expense and income tax expense in the current period, partially offset by higher revenue. The increase in Adjusted EBITDA year-over-year was primarily driven by higher revenue partially offset by higher operating expenses in Q3'22. The increase in net income and Adjusted EBITDA quarter-over-quarter was primarily due to lower operating expenses.

Fully Diluted Shares

As of September 30, 2022, ZipRecruiter had a fully diluted capitalization of 127.4 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) the shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of September 30, 2022, the remaining amount available to repurchase under the previously authorized share repurchase program was $49.9 million[3].

Additionally, on November 9, 2022, we announced that our board of directors has authorized a $200.0 million increase to ZipRecruiter's share repurchase program. This is in addition to the previous authorizations of $250.0 million earlier this year.

Cash, Cash Equivalents & Marketable Securities ($ in millions)


$204.9
$254.6
$745.4
$699.9
$669.7
Sep'21
Dec'21
Mar'22
Jun'22
Sep'22

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities was $669.7 million as of September 30, 2022 compared to $204.9 million as of September 30, 2021, and $699.9 million as of June 30, 2022. The increase in cash, cash equivalents and marketable securities year-over-year was primarily due to cash flow from operations and a private offering of our Senior Notes due 2030 totaling $550.0 million at a 5% coupon rate partially offset by $198.7 million of repurchases of Class A common stock under our share repurchase program authorized by our board of directors in 2022.

The decrease in cash, cash equivalents and marketable securities quarter-over-quarter was primarily due to $53.5 million spent on repurchases of 3.0 million shares of Class A common stock under our share repurchase program during the third quarter.

[3] Remaining amount available to repurchase under the share repurchase program excludes 87 thousand shares of Class A common stock repurchased and accrued, but not yet cash settled, totaling $1.4 million.

Q3 2022 Shareholder Letter
11

Financial Outlook Quarterly & Annual Guidance Our Q4’22 revenue guidance of $206 million represents a 6% decline year-over-year, at the midpoint, and reflects our view of continued softening in the labor market through the end of the year. This implies annual revenue of $900 million, a $159 million increase year-over-year. Our Q4’22 Adjusted EBITDA guidance of $42 million equates to 20% Adjusted EBITDA margin, at the midpoint. At $176 million, our full year Adjusted EBITDA guidance reflects an Adjusted EBITDA margin of 20%, at the midpoint. Our track record shows that ZipRecruiter can win in dynamic environments Q3’22 year-over-year revenue growth of 7% was a step down from 31% year-over-year growth in Q2’22, given the cooling hiring environment and tough comparisons from the second half of 2021. However, our Adjusted EBITDA increased, both in dollars and as a percentage of revenue, from Q2’22 to Q3’22. Regardless of near-term macroeconomic conditions, we believe we are in the early stages of our growth. We are excited by the progress we have seen with employers and job seekers alike as we roll out new product features. We continue to make significant investments in the long-term, all while exhibiting a strong margin profile. Our brand strength allows us to be agile and flex marketing spend as the ROI dictates, while continuing to strongly lean into investments in our product and matching technology. Our increasing Q4’22 revenue and Adjusted EBITDA guidance demonstrates our commitment to profitable growth. We enjoy the strategic advantage of being nimble in all economic environments. With over $660 million of cash on hand4, increasing profitability in 2022 and a flexible operating expense profile, we believe we are well positioned to judiciously allocate capital in pursuit of high returns on investment. Our three-pronged growth strategy remains the same in all macroeconomic climates. As job seekers become more plentiful, hiring demand cools, and as cost pressure builds, employers will seek out the best, most efficient recruiting tools available. As competition for great jobs heats up, job seekers will seek out the tools to give them a competitive edge. We are there for both sides of the marketplace, remaining focused on our mission of actively connecting people to their next great opportunity. _______________________________ Ian Siegel 4 “Cash on hand” is defined as the sum of cash, cash equivalents and marketable securities. Figure is as of September 30, 2022. 12

Chief Executive Officer _______________________________ David Travers President _______________________________ Tim Yarbrough Chief Financial Officer 13

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, our market opportunity and expected hiring activity for the remainder of 2022; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the fourth quarter of 2022 and the fiscal year ending December 31, 2022; statements regarding our beliefs regarding the early stages of growth opportunity; our expected future revenue growth, Adjusted EBITDA profitability, and capital allocation strategy, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic and the related macroeconomic factors that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the three months ended June 30, 2022 that we filed with the SEC and our Quarterly Report on Form 10-Q for the three months ended September 30, 2022 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. 14

Conference Call Details We will host a conference call to discuss our financial results on Wednesday, November 9, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and mentioning the passcode, “ZipRecruiter”, or by referencing conference ID “9351892”. A telephonic replay of the conference call will be available until Monday, August 22, 2022. To listen to the replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and enter replay code “9351892”. 15

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) 16

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) 17

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) 18

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) 19

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) 20

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, other income (expense), net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q4’22 or the full fiscal year 2022 to net income and net income margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of intangible assets, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. 21